UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2023

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2023, Choice Hotels International, Inc. (the “Company”) and David A. Pepper, the Company’s Chief Development Officer, entered into a Non-Competition, Non-Solicitation & Severance Benefit Agreement.

The form of Non-Competition, Non-Solicitation & Severance Benefit Agreement entered into with Mr. Pepper (the “2023 Form Severance Benefit Agreement”) is expected to be used with future executive officers of the Company, subject to further amendment by the Human Capital and Compensation Committee of the Board of Directors.

The 2023 Form Severance Benefit Agreement amends the Company’s prior form of Non-Competition, Non-Solicitation & Severance Benefit Agreement adopted in 2017 by, among other things:

•	updating certain definitions used throughout the 2023 Form Severance Benefit Agreement, including the definitions of “Bainum Affiliates” and “Good Reason”;

•	clarifying that the initial term of the 2023 Form Severance Benefit Agreement shall be three years;

•

clarifying that the executive officer’s release of claims must be irrevocably effective within 60 days following the executive officer’s termination date and that, subject to the terms of the agreement, payments shall begin or be made on the 60th day following such termination date;

•	revising the non-competition provision including, among other things, to limit the provision to defined activities in the United States for certain competitors; and

•	making certain other conforming and administrative clarifications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2023	/s/ Simone Wu
Simone Wu
Senior Vice President, General Counsel, Corporate Secretary & External Affairs